EXHIBIT (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Registration Statement 811-22503 on Form N-2 of our report dated January 5, 2011, relating to the financial statements of Rochdale Alternative Total Return Fund LLC.

/s/ O'CONNOR DAVIES MUNNS & DOBBINS, LLP

O'CONNOR DAVIES MUNNS & DOBBINS, LLP
New York, New York
January 7, 2011